Exhibit 99.1

Molly Campbell Appointed to Board of Directors of East West Bancorp and East West Bank

PASADENA, Calif.--(BUSINESS WIRE)--August 5, 2014--East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, appointed Molly Campbell, Deputy Executive Director of the Port of Los Angeles, to its Board of Directors. Ms. Campbell was also appointed to the Board of Directors of East West Bank. The appointment is effective immediately.

“We are pleased that Molly Campbell has accepted this opportunity to join the boards of East West Bancorp and East West Bank,” said Dominic Ng, Chairman and Chief Executive Officer of East West. “Molly brings to our Board a deep expertise and knowledge of global logistics and financial management. The Port of Los Angeles is the largest and busiest container port in the United States and an important trading partner for Greater China. We believe that Molly will provide a valuable perspective on cross-border business opportunities between the U.S. and Greater China to our Board,” concluded Ng.

Ms. Campbell joined the Port of Los Angeles in 2000 and was appointed to her current position in 2007. As a member of the executive team at the Port of Los Angeles, she has overall responsibility for finance, fiscal management, information technology, human resources, and facilities and assets. Prior to her appointment as Deputy Executive Director, she held the position of CFO of the Port of Los Angeles and also previously served as Director of Public Finance for the City of Los Angeles. Ms. Campbell is active in national and international port associations as well as locally serving as a member of the Planning Commission of the City of Long Beach.

About East West

East West Bancorp is a publicly owned company with $27.6 billion in assets and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Nevada, New York, Massachusetts, Texas and Washington. In Greater China, East West’s presence includes a full service branch in Hong Kong and representative offices in Beijing, Chongqing, Shenzhen, Taipei and Xiamen. Through a wholly owned subsidiary bank, East West’s presence in Greater China also includes full service branches in Shanghai and Shantou and a representative office in Guangzhou. For more information on East West Bancorp, visit the Company's website at www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward looking statements may include, but are not limited to, the use of forward-looking language, such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, our ability to achieve the projected synergies of the MetroCorp BancShares, Inc. acquisition; our ability to manage the loan portfolios acquired from Federal Deposit Insurance Corporation (FDIC)-assisted acquisitions within the limits of the loss protection provided by the FDIC; changes in our borrowers’ performance on loans; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation; changes in government interest rate policies; changes in laws or the regulatory environment; changes in the economy of and monetary policy in the People’s Republic of China; changes in critical accounting policies and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; changes in the equity and debt securities markets; changes in competitive pressures on financial institutions; the effect of additional provision for loan losses; the effect of government budget cuts and government shut down; fluctuations of our stock price; the success and timing of our business strategies; the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; the impact of potential federal tax increases and spending cuts; the impact of adverse judgments or settlements in litigation against the Company; changes in our ability to receive dividends from our subsidiaries; and political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2013, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, East West’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. East West assumes no obligation to update such forward-looking statements.

CONTACT:
East West Bancorp, Inc.
Irene Oh
Chief Financial Officer
(626) 768-6360